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                                                              EXHIBIT 16(ii)


                          Diamond, Leftwich & Co. PLLC
                                422 Tenth Street
                                   PO Box 527
                      Huntington, West Virginia 25710-0527


                                  July 17, 2002



U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D C.  20549

Gentlemen:

         We have read the Company's statements under Item 4 of Form 8-K dated July 17, 2002. In regards to the statement concerning our firm's engagement letter dated May 15, 2002, we received an executed copy from the registrant on June 19, 2002. Our withdraw, on the third business day thereafter, was due to our inability to retrieve timely information due to the delayed receipt of a signed engagement letter as it effected our pre-audit planning and evaluation procedures. We did not have access or review any of the registrant's financial records or those of J.D. Cloud & Co., L.L.P. Therefore, there were no disagreements between the Company and our Firm on any matters of accounting principles or practices, consolidated financial statement disclosure or audit scope or procedures since we did not review or evaluate these practices and procedures.


                                            Diamond, Leftwich & Co., PLLC



                                            /s/ Jesse J. Leftwich
                                            ---------------------------------
                                            Jesse J. Leftwich, Member/Manager